                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Hyde Athletic Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

                                       M
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1)  Title of each class of securities to which transaction
     applies:
     ------------------------------------------------------------
 2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------
 3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------
 4)  Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------
 5)  Total fee paid:
     ------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)  Amount Previously Paid:
     ------------------------------------------------------------
 2)  Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------
 3)  Filing Party:
     ------------------------------------------------------------
 4)  Date Filed:
     ------------------------------------------------------------

                         HYDE ATHLETIC INDUSTRIES, INC.

                           CENTENNIAL INDUSTRIAL PARK
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD


                                  MAY 21, 1998



     The Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") will be held at the offices of the Company, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts, on Thursday, May 21, 1998 at 11:00 a.m., local time, to consider and act upon the following matters:


          1. To elect five directors.

          2. To approve an amendment to the Company's Restated Articles of Organization, as amended, to change the name of the Company to "Saucony, Inc."

          3. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Class A Common Stock at the close of business on April 3, 1998 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk
Peabody, Massachusetts

April 27, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         HYDE ATHLETIC INDUSTRIES, INC.

                           CENTENNIAL INDUSTRIAL PARK
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


                                  MAY 21, 1998



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hyde Athletic Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 21, 1998 and at any adjournment of that meeting (the "Annual Meeting"). All shares of Class A Common Stock, $.33 1/3 par value per share, of the Company (the "Class A Common Stock") for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company or by voting in person at the Annual Meeting.



     The Company's Annual Report for the fiscal year ended January 2, 1998 ("fiscal 1997") is being mailed to stockholders with the mailing of this Notice and Proxy Statement, which is first being mailed to stockholders on or about April 27, 1998.


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO CHARLES A. GOTTESMAN, EXECUTIVE VICE PRESIDENT, HYDE ATHLETIC INDUSTRIES, INC., CENTENNIAL INDUSTRIAL PARK, 13 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED


     The Board of Directors has fixed April 3, 1998 as the record date (the "Record Date") for determining holders of Class A Common Stock who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,703,227 shares of Class A Common Stock. Each share is entitled to one vote. The holders of the Company's Class B Common Stock, $.33 1/3 par value per share (the "Class B Common Stock"), are not entitled to vote at the Annual Meeting.


     The holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Class A Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Class A Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required for the approval of the amendment to the Company's Restated Articles of Organization, as amended (the "Restated Articles"). The affirmative vote of the holders of a majority of the shares of Class A Common Stock voting on the matter is required to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter. However, in determining whether the proposal to approve the amendment to the Restated Articles has received the requisite number of votes, abstentions and broker non-votes will be treated as outstanding shares and, accordingly, will have the same effect as a vote against such proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information concerning beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) all directors, (iii) each of the executive officers named in the Summary Compensation Table set forth in "Compensation of Executive Officers" below (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of March 31, 1998.

     The number of shares beneficially owned by each person is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

                                                   NUMBER OF SHARES            PERCENTAGE OF
                                                  BENEFICIALLY OWNED         CLASS OUTSTANDING
                                                ----------------------      --------------------
               5% STOCKHOLDERS                   CLASS A       CLASS B      CLASS A      CLASS B
               ---------------                  ---------      -------      -------      -------
Phyllis H. Fisher.............................    414,472        5,002         15.3%         *
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
John H. Fisher................................    409,054(1)   194,151(2)      15.1        5.4%
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
Charles A. Gottesman and Merrill F.
  Gottesman...................................    409,054(3)   182,987(4)      15.1        5.1
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
Dimensional Fund Advisors Inc.................    193,500(5)   261,300(5)       7.2        7.4
  1299 Ocean Avenue
  Santa Monica, CA 90401

                                                   NUMBER OF SHARES            PERCENTAGE OF
                                                  BENEFICIALLY OWNED         CLASS OUTSTANDING
                                                ----------------------      --------------------
               5% STOCKHOLDERS                   CLASS A       CLASS B      CLASS A      CLASS B
               ---------------                  ---------      -------      -------      -------
OTHER DIRECTORS
Jonathan O. Lee...............................     --           22,000(6)         *          *
Robert J. LeFort, Jr..........................     --            6,000(7)         *          *
John J. Neuhauser.............................     --           22,000(8)         *          *
OTHER NAMED EXECUTIVE OFFICERS
Wolfgang Schweim..............................     --            4,525(9)         *          *
James H. Noyes, Jr............................        400(10)   11,676(10)        *          *
Kenneth W. Graham.............................      1,000(11)   11,150(11)        *          *
All directors and executive officers as a
  group (13 persons)..........................  1,234,700(12)  461,111(13)     45.6       12.3


---------------
   * Represents holdings of less than one percent.

 (1) Includes 83,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 6,382 shares held in trust for the benefit of Mr. Fisher's children for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 1,333 shares held in the name of Mr. Fisher's daughter. Excludes 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power. Mr. Fisher is the son of Phyllis H. Fisher.

 (2) Includes 23,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 58,728 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998. Excludes 23,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (3) Includes 71,731 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman, who is the daughter of Phyllis H. Fisher; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mrs. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 25,750 shares held in the name of Mr. Gottesman; 217,533 shares held in the name of Mrs. Gottesman; and an aggregate of 2,666 shares held in the names of Mr. and Mrs. Gottesman's two daughters. Excludes 83,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (4) Includes 94,781 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman; 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 23,410 shares held in trust for the benefit of Mrs. Gottesman for which Mrs. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 50,832 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998. Excludes 23,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (5) The information reported is based on a Schedule 13G filed with the Commission on February 10, 1998 by Dimensional Fund Advisors Inc. ("Dimensional") and certain other written information provided by Dimensional on February 6, 1998. Dimensional is a registered investment advisor and deemed to have beneficial ownership of all of such shares. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for all of such entities. Dimensional disclaims beneficial ownership of all such shares.

 (6) Consists of 22,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.

 (7) Consists of 6,000 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.

 (8) Consists of 22,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.

 (9) Consists of 4,500 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998. Mr. Schweim also has the right to acquire (a) 4,500 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1998 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $6.75 per share and (b) 4,500 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1998 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $9.25 per share.

(10) Consists of 400 shares and 11,676 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Noyes has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.

(11) Consists of 1,000 shares and 11,150 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Graham has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.

(12) Includes a total of 1,800 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.


(13) Includes a total of 188,186 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1998.


     There are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Class A Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the five nominees named below, all of whom are presently directors of the Company. The proxy may not be voted for more than five directors. If a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unwilling to serve as a director.

     Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

     JOHN H. FISHER, age 50, has been a director since 1980. Mr. Fisher has been Chief Executive Officer of the Company since 1991. He served as Chief Operating Officer from 1985 to 1991, as Executive Vice President from 1981 to 1985 and as Vice President, Sales from 1979 to 1981. Mr. Fisher is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association, and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher.

     PHYLLIS H. FISHER, age 75, has been a director since 1982. In addition to her services as a director of the Company, Mrs. Fisher provides consulting services to the Company, which include maintaining certain longstanding relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

     CHARLES A. GOTTESMAN, age 47, has been a director since 1983. Mr. Gottesman has served as Executive Vice President and Chief Operating Officer of the Company since 1992, Executive Vice President, Finance from 1989 to 1992, Senior Vice President from 1987 to 1989, Vice President from 1985 to 1987, Treasurer from 1983 to 1989, and in a number of other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher.

     ROBERT J. LEFORT, JR., age 44, has been a director since 1997. Mr. LeFort has served as the President and Chief Executive Officer of the Magnetix Group, an audio duplication, fulfillment and marketing services company, since 1992.

     JOHN J. NEUHAUSER, age 54, has been a director since 1989. Mr. Neuhauser has been Dean of Boston College's Carroll School of Management (business school) since 1978. From 1971 to 1977, he held the position of Associate Professor and Chairman of the Computer Science Department of Boston College. Mr. Neuhauser serves as a director of all of the mutual funds of the Colonial Group and is a director of Interactive Media Solutions, Inc., a software company. He currently is a Corporator of Emerson Hospital and is a former member of the Executive Committee of the Boston Management Consortium.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met twice during fiscal 1997 and acted by written consent on five occasions. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

     The Company has a standing Audit Committee of the Board of Directors, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the

Company's independent accountants. The Audit Committee met once during fiscal 1997. The members of the Audit Committee are Messrs. Gottesman, Lee and Neuhauser.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's 1993 Equity Incentive Plan, as amended. The Compensation Committee held two meetings during fiscal 1997. The members of the Compensation Committee are Messrs. Lee and Neuhauser. See "Report of the Compensation Committee on Executive Compensation."

     The Company has no standing nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Under the Company's 1993 Director Stock Option Plan (the "Director Option Plan"), non-employee directors of the Company (other than Phyllis H. Fisher) are granted non-statutory stock options to purchase shares of Class B Common Stock. Options are granted automatically to eligible directors as follows: (i) each eligible director was granted an option to purchase 6,000 shares of Class B Common Stock on the 60th day following stockholder approval of the Director Option Plan; (ii) each person who becomes an eligible director after May 25, 1993 (the date of approval of the Director Option Plan by the stockholders) shall be granted an option to purchase 6,000 shares of Class B Common Stock on the date of his or her initial election to the Board of Directors; and (iii) each eligible director shall be granted an option to purchase 4,000 shares of Class B Common Stock on April 15 of each year (or the next following business day if April 15 is not a business day), provided he or she is an eligible director on such date. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Class B Common Stock on the date of grant and will be exercisable at any time prior to the fifth anniversary of the date of grant.

     On April 15, 1997, each of Messrs. Neuhauser and Lee was granted an option to purchase 4,000 shares of Class B Common Stock at $4.625 per share. On September 16, 1997, the Company's Board of Directors elected Mr. LeFort to serve as a director, filling the vacancy created by the resignation of James A. Buchanan. Upon Mr. LeFort's election to serve as a director of the Company, Mr. LeFort was granted an option to purchase 6,000 shares of Class B Common Stock at $4.625 per share.

     Non-employee directors are paid an annual retainer of $15,000. During 1997, the Company paid a consulting fee of $90,000 to Mrs. Fisher under a consulting agreement that expired on January 3, 1998. See "Employment and Consulting Agreements and Other Arrangements."

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during fiscal 1997:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                               ---------------------
                                   ANNUAL COMPENSATION               AWARDS(1)
                               ----------------------------    ---------------------
                                                               SECURITIES UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS             OPTIONS           COMPENSATION(2)
 ---------------------------   ----    --------    --------    ---------------------    ---------------
John H. Fisher...............  1997    $305,660    $     --           12,750                $12,696
  President and                1996     277,821      73,762               --                 12,553
  Chief Executive Officer      1995     277,960     105,967           30,000                 12,000
Charles A. Gottesman.........  1997     275,094          --           12,750                 13,026
  Executive Vice President     1996     250,039      73,762               --                 14,302
  and Chief Operating Officer  1995     250,164     105,967           25,000                 13,360
Wolfgang Schweim.............  1997     213,561          --           12,750                  3,183
  President, Saucony           1996     210,848          --               --                  3,183
  International                1995     206,987       8,289           22,500                  1,169
James H. Noyes, Jr. .........  1997     167,962      11,880            7,000                 11,100
  Vice President,              1996     188,952      28,949               --                 12,072
  International                1995     159,609      22,572               --                 10,643
Kenneth W. Graham............  1997     149,269          --            9,800                  4,931
  Senior Vice President        1996     135,000          --               --                  4,688
  Research & Development,      1995     137,596          --               --                  4,813
  Textiles

---------------
(1) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights (SARs) have been granted to or are held by any of the Named Executive Officers.

(2) Amounts shown in this column represent (i) the Company's payment of split-dollar life insurance premiums, (ii) the Company's contributions under its tax-qualified and deferred 401(k) savings plan, (iii) the Company's contributions under its Non-Qualified Retirement Plan and (iv) the value of below-market loans made by the Company to the Named Executive Officers (the value based on the difference between the market interest rate and the actual interest rate). The Company paid split-dollar life insurance premiums of $10,500, $11,050, $2,666, $8,333 and $3,000 for Messrs. Fisher,
    Gottesman, Schweim, Noyes and Graham, respectively, for the last fiscal year. The Company's contributions under its 401(k) savings plan for Mr. Graham for the last fiscal year was $1,931. The Company's contributions under its Non-Qualified Retirement Plan for Messrs. Fisher, Gottesman and Noyes for the last fiscal year were $2,196, $1,976 and $2,767, respectively. In addition, Mr. Schweim received $517 in the last fiscal year, representing the value of a below-market loan in the original principal amount of $54,600 made by the Company to Mr. Schweim. See "Employment and Consulting Agreements and Other Arrangements."

     Option Grant Table. The following table sets forth certain information regarding options granted during fiscal 1997 by the Company to the Named Executive Officers.

                                                                                  POTENTIAL REALIZABLE
                                           PERCENT                                  VALUE AT ASSUMED
                                           OF TOTAL                                 ANNUAL RATES OF
                             NUMBER OF     OPTIONS                                    STOCK PRICE
                             SECURITIES   GRANTED TO   EXERCISE                     APPRECIATION FOR
                             UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM(2)
                              OPTIONS     IN FISCAL    PRICE PER   EXPIRATION     --------------------
           NAME              GRANTED(1)      YEAR        SHARE        DATE          5%           10%
           ----              ----------   ----------   ---------   ----------     -------      -------
John H. Fisher.............    12,750        8.7%       $4.4375     09/09/02      $15,631      $34,542
Charles A. Gottesman.......    12,750        8.7         4.4375     09/09/02       15,631       34,542
Wolfgang Schweim...........    12,750        8.7         4.4375     09/09/02       15,631       34,542
James H. Noyes, Jr.........     7,000        4.8         4.4375     09/09/02        8,582       18,964
Kenneth W. Graham..........     9,800        6.7         4.4375     09/09/02       12,015       26,550

---------------

(1) The securities underlying the options are shares of Class B Common Stock. The options granted are exercisable in five equal annual installments.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

     Fiscal Year-End Option Table. The following table sets forth certain information regarding stock options held as of January 2, 1998 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal 1997.

                         FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF SHARES
                                                      UNDERLYING                 VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                   FISCAL YEAR-END                FISCAL YEAR-END(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
John H. Fisher.............................    58,728(2)       31,900(2)       $1,796          $23,938
Charles A. Gottesman.......................    50,832(2)       29,970(2)        1,615           21,525
Wolfgang Schweim...........................    13,500(2)       21,750(2)            0                0
James H. Noyes, Jr.........................    12,076(3)       14,516(2)        2,005            9,395
Kenneth W. Graham..........................    12,150(4)       16,564(2)        3,884            8,455


---------------

(1) Value based on last sale price of the Common Stock at the fiscal year end ($4.00 per share of Class A Common Stock and $3.75 per share of Class B Common Stock) less the exercise price.

(2) Represents shares of Class B Common Stock.

(3) Consists of 400 shares of Class A Common Stock with an in-the-money value of $700 and 11,676 shares of Class B Common Stock with an in-the-money value of $1,305.

(4) Consists of 1,000 shares of Class A Common Stock with an in-the-money value of $1,750 and 11,150 shares of Class B Common Stock with an in-the-money value of $2,134.

EMPLOYMENT AND CONSULTING AGREEMENTS AND OTHER ARRANGEMENTS

     The Company was a party to an employment agreement with Wolfgang Schweim covering an employment period from June 1, 1995 until May 31, 1997. Under the agreement, Mr. Schweim's base salary was $200,000 and he was eligible to receive a cash bonus of up to 50% of his base salary, provided, however, that the Board of Directors, in its sole discretion, could award a bonus of greater than 50%. So long as Mr. Schweim is employed by the Company, and for a period of two years thereafter, he is prohibited from engaging in the business of developing, producing, marketing or selling products competitive with those of the Company, or under active consideration by the Company, while Mr. Schweim was employed by the Company.

     The Company has a compensation arrangement with Mr. Noyes whereby Mr. Noyes received a base salary of $121,492 in fiscal 1997 and commissions at specified rates and participates in the Vice President Bonus Plan (described below).

     All Vice Presidents of the Company are eligible to participate in the Company's Vice President Bonus Plan, which was approved by the Board of Directors, upon recommendation of the Compensation Committee. To be eligible for this plan, an executive must be a Vice President for the entire fiscal year. Bonuses awarded to a Vice President under this plan are capped at 25% of such Vice President's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of the Company or the division for which the Vice President is responsible.

     The Company was a party to a consulting agreement with Phyllis H. Fisher that expired on January 3, 1998. Under the Agreement, the Company paid $90,000 to Mrs. Fisher in fiscal 1997. Mrs. Fisher's consulting services included maintaining certain long-standing relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

     On August 16, 1996, Wolfgang Schweim, President of Saucony International, borrowed $54,600 from the Company. As consideration for this loan, Mr. Schweim issued the Company a promissory note that bears interest at 6.0% and is collateralized by a mortgage to the Company on a parcel of real estate. Since the beginning of fiscal 1997, the largest amount of indebtedness outstanding under the note was $45,612. On June 18, 1997, Mr. Schweim repaid the loan in full.

     Effective July 4, 1997, Brookfield Athletic Co., Inc. ("Brookfield"), a wholly owned subsidiary of the Company, sold substantially all of the assets used in Brookfield's business to Brookfield International, Inc. (the "Buyer"). Prior to the sale, James A. Buchanan was the President of Brookfield and a director of the Company. As of the Closing, Mr. Buchanan became Chief Executive Officer of the Buyer, and resigned as President of Brookfield and as a director of the Company. The sale was approved by (i) the Boards of Directors of Brookfield and the Company and (ii) the Company, as the sole stockholder of Brookfield. The terms of the sale were determined on the basis of arm's-length negotiations between Brookfield and the Buyer. The Buyer paid $6,841,000 in cash to the Company in 1997 as consideration for Brookfield's assets.

     Also, effective as of July 4, 1997, the Company and the Buyer entered into a Transitional Services Agreement under which the Company provided certain transitional services to the Buyer in substantially the same manner and to substantially the same extent as the Company provided such services to Brookfield before that date. The Company completed its obligations under the Transitional Services Agreement on February 1, 1998. The Buyer paid $670,000 to the Company in fiscal 1997 for such transitional services.

     In July 1993, Mr. Buchanan borrowed $100,000 from the Company. As consideration for this loan, Mr. Buchanan issued the Company a promissory note that was interest free through July 1994 and currently bears interest at the prevailing prime rate and is collateralized by a mortgage to the Company on two parcels of real estate. As of April 1, 1998, the amount of indebtedness outstanding under the note was $100,000, the largest amount of indebtedness outstanding since the beginning of fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Lee and Neuhauser. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Compensation Committee has considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitations will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Compensation Committee has determined not to recommend to the Company's Board of Directors that the bonus arrangements for the Company's executive officers be submitted to the Company's stockholders for their approval. At the annual meeting of the Company's stockholders on May 15, 1997, the stockholders approved the continuance of the 1993 Equity Incentive Plan, as amended through the date of that meeting (the "Equity Incentive Plan"). Among other things, the approval of the continuance of the Equity Incentive Plan permits option grants and stock awards to qualify as performance-based compensation for purposes of Section 162(m).

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

     During the first five months of 1997, Mr. Schweim was a party to an employment agreement with the Company that fixed his annual base salary during the term of the agreement, subject to adjustment for changes in the consumer price index. Thus, the only adjustment during the first five months of 1997 to the base salary of Mr. Schweim was a cost-of-living adjustment in accordance with the terms of his employment agreement. In 1997, the Compensation Committee approved a 10% increase in the base salaries of Messrs. Fisher and Gottesman. The Compensation Committee believes that the Chief Executive Officer's base salary for fiscal 1997 was appropriate based on its evaluation of Mr. Fisher's performance during fiscal 1996 and his historic and anticipated future contributions to the Company. The Compensation Committee also believes that the base salary levels of its other executive officers were appropriate in light of the factors described in the preceding paragraph.

     The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. Historically, the bonuses awarded to Messrs. Fisher and Gottesman have been based upon a percentage of the Company's pre-tax net income. As the Company had a pre-tax net loss for fiscal 1997, the Compensation Committee did not award bonuses to Messrs. Fisher and Gottesman. The Board of Directors, upon recommendation of the Compensation Committee, has adopted a Vice President Bonus Plan pursuant to which Vice Presidents of the Company are eligible for bonuses (calculated as a percentage of annual salary) upon the attainment of certain sales and pre-tax profit objectives which are fixed by the Board of Directors for the Company or certain of its divisions. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit.

     Stock option grants in fiscal 1997 were designed to make a portion of the overall compensation of the executive officers, including the Chief Executive Officer, receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. The Chief Executive Officer received an option to purchase 12,750 shares of Class B Common Stock in fiscal 1997 as part of a new round of option grants. The 12,750 share stock option grant to Mr. Fisher was based on the Compensation Committee's evaluation of Mr. Fisher's overall performance in fiscal 1996.

                                          Jonathan O. Lee

                                          John J. Neuhauser

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended January 2, 1998 with the total return on the S&P 500 Composite Index and a peer group of companies (the "Shoes Index"). The comparison assumes $100 was invested on December 31, 1992 in the Company's then outstanding Common Stock (the "Prior Common Stock") and in each of the foregoing indices and assumes reinvestment of dividends. On May 26, 1993, the Prior Common Stock ceased trading and the Class A Common Stock and Class B Common Stock began trading on the Nasdaq National Market.

                                                        Hyde
                                                      Athletic
               Measurement Period                   Industries,
             (Fiscal Year Covered)                      Inc.          S & P Index       Shoes Index
1992                                                           100               100               100
1993                                                            67               110                81
1994                                                            58               111                61
1995                                                            47               153                42
1996                                                            60               191                51
1997                                                            47               253                50

---------------
(1) Shoes Index includes L.A. Gear, Inc., K-Swiss Inc. and Vans, Inc., and the returns of each component company of the Shoes Index is weighted according to the respective company's stock market capitalization at the beginning of the period. The 1997 stock price used for L.A. Gear, Inc. was the closing price of L.A. Gear's stock on December 18, 1997, the last day in 1997 that L.A. Gear stock traded on the Nasdaq National Market.

                       APPROVAL OF AMENDMENT TO RESTATED
                            ARTICLES OF ORGANIZATION

     The Board of Directors has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend the Company's Restated Articles to change the Company's name to "Saucony, Inc."

     In the judgment of the Board of Directors, the change of corporate name will better reflect the importance of the Company's Saucony business to its overall operations. A substantial percentage of the Company's revenues over the last several years has been attributable to sales of the Company's Saucony products, and, with the recent sale of the assets of Brookfield, the importance of the Company's Saucony business has become more pronounced. If the proposed name change is adopted, it is the intent of the Company to use the name "Saucony, Inc." in its communications with stockholders and the investment community. The Company will also seek to change its Nasdaq trading symbols from "HYDEA" and "HYDEB" to "SCNYA" and "SCNYB," respectively, effective upon the filing of the amendment to the Restated Articles. The Company anticipates that the cost of implementing and publicizing its name change will not be significant.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates. If approved by the stockholders, the amendment to the Restated Articles will become effective upon the filing of Articles of Amendment to the Restated Articles with the Secretary of State of the Commonwealth of Massachusetts, which filing is expected to take place shortly after the Annual Meeting. If this proposal is not approved by the stockholders, then the Articles of Amendment will not be filed.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand L.L.P. has been the Company's independent accountants for the seven most recent fiscal years. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider this selection.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as set forth below, and based solely on its review of copies of reports filed by the Reporting Persons and furnished to the Company, the Company believes that during 1997 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. Roger P. Deschenes, John H. Fisher, Charles A. Gottesman, Kenneth W. Graham, Daniel

Horgan and Wolfgang Schweim did not timely file Form 5 with the Commission in connection with their receipt, effective September 9, 1997, of incentive stock options to purchase shares of Class B Common Stock. Arthur E. Rogers, Jr. did not timely file a Form 3 with the Commission in connection with his designation as a Reporting Person on March 19, 1998. The Form 3 reflected Mr. Rogers' share and option holdings as of March 19, 1998.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.


     Stockholder proposals to be included in the Company's proxy statement for the 1998 Annual Meeting of Stockholders must be received by the Company, for consideration, on or before December 28, 1998.


                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk


April 27, 1998


     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                    HYDE ATHLETIC INDUSTRIES, INC.                   PROXY

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1998

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                          OF DIRECTORS OF THE COMPANY.

     The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John H. Fisher and Charles A. Gottesman, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") to be held at the Company's headquarters, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01960 at 11:00 a.m. (local time), on Thursday, May 21, 1998 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Class A Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

         PLEASE MARK YOUR
         [X] VOTES AS IN THIS
         EXAMPLE.


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME IN THE LINE PROVIDED BELOW.)


1.   Election of directors  [ ] FOR   [ ] WITHHELD


FOR (all nominees except as marked below)


-----------------------------------------

NOMINEES:  John H. Fisher, Phyllis H. Fisher, Charles A. Gottesman, Robert J.
           LeFort, Jr. and John J. Neuhauser

2. Approval of an amendment to the Company's Restated Articles of Organization, as amended, to change the name of the Company to "Saucony, Inc."

          [ ]      FOR          [ ]      AGAINST        [ ]     ABSTAIN


3. Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants.

          [ ]      FOR          [ ]      AGAINST        [ ]     ABSTAIN


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)_______________________________________    DATE ____________________

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.